Exhibit 99.1

X-Rite Announces Third Quarter 2010 Financial Results

21.4 percent increase in net sales for the quarter and an improved capital structure

GRAND RAPIDS, Mich.--(BUSINESS WIRE)--November 9, 2010--X-Rite, Incorporated (NASDAQ:XRIT) today announced its financial results for the third quarter ended October 2, 2010.

Financial Highlights

  Third quarter net sales of $55.4 million, an increase of $9.8 million, or 21.4 percent, compared to $45.6 million for the third quarter of fiscal 2009
  Third quarter Adjusted EBITDA of $13.3 million, an increase of $2.6 million, or 25.0 percent, compared to $10.7 million for the third quarter of fiscal 2009. Adjusted EBITDA was 24.0 percent of sales versus 23.3 percent of sales in the prior year third quarter
  Third quarter income from operations and net loss were $6.9 million and ($0.1) million compared to the prior year third quarter of $1.6 million and ($9.0) million, respectively
  Strong year to date cash flow before financing of $21.3 million or 13.0 percent of sales
  Debt pay downs of $19.2 million for the quarter and $36.2 million year to date, including the pay off of the Company’s Second Lien Credit Facility

Market Highlights

  X-Rite announced a new partnership with Autodesk, Inc. offering X-Rite products globally as part of a next generation design solution
  The Company’s intellectual property portfolio was strengthened with a patent granted for non-contact color measurement technology used in a broad range of products in our Industrial and Retail product lines

The Company’s sales increase was paced by a strong European growth of 29.3 percent in the quarter. The sales increase in Europe was accompanied by sales growth in the Industrial and Standards product lines in North America and the Imaging and Media product lines in Asia Pacific. Stronger profitability from higher sales leverage enabled the Company to report improved financial performance while also supporting continued investment in the Company’s product and market initiatives. The Company reported near breakeven results with a net loss in the quarter of $0.1 million, or $(0.00) per diluted share, compared to a net loss of $9.0 million, or $(0.12) per diluted share, for the same quarter of 2009.

In the quarter the Company announced a key strategic alliance with Autodesk. The Company has partnered with Autodesk to combine X-Rite’s MA98 hardware and color rendering software with the Autodesk Showcase Professional 2011 3D visualization software. This combination will provide industrial designers a new way to more accurately render the complex highlights of effect paints, such as metallic flake, in their digital prototypes.

Additionally, the Company recently received a patent that protects important proprietary technology in non-contact color measurement that has widespread applications across many markets and products including the VeriColor™ Spectro, MatchRite® iVue™, and VS450 instruments. The VeriColor Spectro can read colors accurately in an industrial shop floor environment under conditions of fluctuating temperatures, vibration, high humidity, and variable lighting. The VS450 can measure test surfaces of materials such as powders, liquids, pastes and suede leather for multiple industries where color measurement previously was not practical, such as food and cosmetics. The MatchRite iVue measures colors at a distance for the retail and design industries in either a horizontal or vertical position on larger or odd shaped items, as well as curved surfaces such as lamps and bowls.

Thomas J. Vacchiano Jr., the Company's Chief Executive Officer, stated, "The continued year over year double digit sales growth in the third quarter reflects the Company’s increasingly successful new sales, marketing, and product initiatives, along with improved market conditions. Of particular note is the 29.3 percent growth of our European region in the third quarter. The growth in Europe was driven by multiple factors including strong sales of two new products (Capsure and Pantone Matching System Plus), as well as increasing demand in the printing sector.”

Supported by the combination of strong sales growth and cost controls, operating income for the third quarter improved to $6.9 million or 12.5 percent of sales in the period versus $1.6 million, or 3.5 percent of sales in the prior year period. Adjusted EBITDA for the third quarter improved to $13.3 million, or 24.0 percent of sales, an increase of $2.6 million or 25.0 percent over the third quarter of 2009.

The Company reported cash flows before financing activities of $21.3 million, or 13.0 percent of sales, for the nine months ended October 2, 2010. As a result of the Company’s strong operating cash flows, improved revenue and financial performance, the Company was able to amend its debt agreements in the third quarter to permit repayment of all outstanding obligations under the Second Lien Credit and Guaranty Agreement and make quarterly interest payments in cash on the outstanding shares of the Company’s Series A Preferred Stock. Consequently in the third quarter, the Company paid down $9.0 million of First Lien debt and $26.4 million in Second Lien debt, respectively, with cash flows from operations, $9.9 million of cash reserves, and $16.5 million in borrowings from its revolving line of credit. Total debt payments for the quarter and year to date October 2, 2010 results were $19.2 million and $36.2 million. At quarter end net debt from secured credit facilities was reduced to $132.6 million from $154.5 million at the year-end January 2, 2010.

Rajesh K. Shah, X-Rite’s Chief Financial Officer, commented, “As our Company’s revenue and profitability improve, we continue to leverage our financial performance into an improved capital structure. The pay down of our Second Lien Credit Facility which carried an interest rate of 14.375 percent will result in estimated annual cash savings of $2.8 million."

Vacchiano closed by saying, "The continued improvement in revenue and profitability are a result of the Company’s initiatives as well as improved market conditions. We believe that fourth quarter 2010 sales growth will be in the double digits compared to the fourth quarter of last year. Looking ahead to 2011, while economic conditions remain unclear, we are enthusiastic about the potential for attractive adoption rates of our new products into existing and new markets."

Conference Call

X-Rite invites all interested parties to listen to the live webcast discussing the third quarter results on Tuesday, November 9, at 11:00 a.m. EST. The call will be co-hosted by Thomas J. Vacchiano, Jr., the Company’s Chief Executive Officer, and Rajesh K. Shah, the Company’s Chief Financial Officer. You can access the webcast and conference call financial presentation at ir.xrite.com. If you would like to dial in to the live call, please call 616-803-2203 and the number will be provided. An archived version of this webcast will be available on X-Rite’s Web site shortly after the live broadcast.

About X-Rite

X-Rite is the global leader in color science and technology. The Company, which now includes design industry color leader Pantone LLC, develops, manufactures, markets and supports innovative color solutions through measurement systems, software, color standards and services. X-Rite’s expertise in inspiring, selecting, measuring, formulating, communicating and matching color helps users get color right the first time and every time, which translates to better quality and reduced costs. X-Rite serves a range of industries, including printing, packaging, photography, graphic design, video, automotive, paints, plastics, textiles, dental and medical. For further information, please visit www.xrite.com.

EBITDA and Non-GAAP Measures

In addition to the results reported in accordance with generally accepted accounting principles (GAAP) within this release, X-Rite may reference certain information that is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company’s underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by X-Rite may not be comparable to similarly titled measures reported by other companies.

Non-GAAP measures used by X-Rite include adjusted EBITDA, net debt, and net debt from secured credit facilities, and cash interest expense. Adjusted EBITDA is defined as net income adjusted for interest, taxes, depreciation, amortization, restructuring and other related charges, share based compensation, gains/losses on life insurance, foreign currency, property tax assessment on the former headquarters, and sales of assets. Net debt is defined as the Company’s total indebtedness less cash. Net debt from secured credit facilities excludes the mandatorily redeemable preferred stock transaction from the Company’s net debt calculation. Cash interest expense is defined as the value of the periods reported interest expense that requires a cash settlement. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company’s website at www.xrite.com.

Forward-looking Statements

This release contains forward-looking statements based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “model,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks associated with our international operations; our substantial debt level; the possibility that the market for the sale of certain products and services may not develop as expected; our ability to protect our intellectual property rights; the existence or enactment of adverse U.S. and foreign government regulation; the risk that the development of products and services may not proceed as planned; adverse general domestic and international economic conditions including interest rate and currency exchange rate fluctuations; the difficulty of efficiently managing our cost structure for capital expenditures, materials and overhead, as well as operating expenses such as wages and benefits due to the vertical integration of our manufacturing processes; the impact of competitive products or technologies and competitive pricing pressures; potential business disruptions; the economic downturn in the global economy; and other risks that are described from time to time under the heading “Risk Factors” in our annual and quarterly reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. Readers of this information are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this release. We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

EXHIBIT 1
Consolidated Income Statement
(in millions)

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2010	2009	2010	2009

Net Sales	$55.4	$45.6	$163.7	$141.6

Cost of sales	22.7	18.6	65.7	58.1

Gross profit	32.7	27.0	98.0	83.5
Gross margin	59.1%	59.2%	59.9%	58.9%

Operating expenses:
Selling and marketing	14.3	11.9	41.6	38.6
Research, development and engineering	6.1	5.4	17.6	17.0
General and administrative	5.4	7.3	16.8	21.6
Restructuring and other related charges	-	0.8	2.0	4.0
	25.8	25.4	78.0	81.2
Operating income	6.9	1.6	20.0	2.3

Interest expense	(6.7)	(8.5)	(22.1)	(25.7)
Write-off of deferred financing costs	(1.1)	(2.3)	(1.1)	(2.3)
Other income (expense)	(1.2)	(1.9)	1.3	(1.2)

Loss before income taxes	(2.1)	(11.1)	(1.9)	(26.9)

Income tax benefit	(2.0)	(2.1)	(1.6)	(1.6)

Net loss	$(0.1)	$(9.0)	$(0.3)	$(25.3)

Earnings Per Share
Basic and diluted	$(0.00)	$(0.12)	$(0.00)	$(0.33)

EXHIBIT 2
Net Sales by Product Line
(in millions)

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2010	2009	2010	2009
Imaging and Media	$23.1	$17.2	$65.3	$55.6
Industrial	11.4	10.3	36.5	28.7
Retail	3.6	2.8	10.9	10.9
Color Support Services	6.5	5.7	19.8	17.4
Color Standards	9.9	8.1	28.2	24.6
Other	0.9	1.5	3.0	4.4
Total	$55.4	$45.6	$163.7	$141.6

Note: Prior period balances include reclassifications of specific products.
The Company had previously reported two reportable segments: Color Measurement and
Color Standards. The Company now has one reportable segment, which is consistent with how the Company is currently structured and managed.

EXHIBIT 3
Consolidated Condensed Balance Sheet
(in millions)

	October 2,	January 2,
	2010	2010

Cash	$14.8	$29.1
Accounts Receivable	28.8	28.1
Inventory	27.5	28.5
Other Current Assets	8.1	10.4
Goodwill and Other Intangible Assets	305.8	314.8
Other Non-Current Assets	58.0	61.8
Total Assets	443.0	472.7

Accounts Payable	11.3	8.7
First and Second Lien Credit Facilities	147.4	183.6
Mandatorily Redeemable Preferred Stock(1)	35.5	29.8
Other Liabilities	35.5	38.5
Total Liabilities	229.7	260.6

Shareholders' Investment	213.3	212.1

Total Liabilities and Shareholders' Investment	$443.0	$472.7

Net Debt Calculation
(in millions)

Net Debt
First and Second Lien Credit Facilities	$147.4	$183.6
Less: Cash	(14.8)	(29.1)
Subtotal: Net Debt from secured credit facilities	132.6	154.5
Mandatorily Redeemable Preferred Stock(1)	35.5	29.8
Total Net Debt(1)	$168.1	$184.3

(1) Net of $11.5 and $14.1 million Discount on Mandatorily Redeemable Preferred
Stock as of October 2, 2010 and January 2, 2010, respectively.

EXHIBIT 4
Consolidated Statement of Cash Flows
(in millions)

	Nine Months Ended
	October 2,	October 3,
	2010	2009

Net loss	$(0.3)	$(25.3)
Non-cash adjustments to net loss:
Depreciation	4.6	4.8
Amortization	12.2	15.8
Non-cash interest expense	9.4	8.1
Deferred financing cost write-off	1.1	2.3
Other	1.1	8.3
Sub-total non-cash adjustments	28.4	39.3
Changes in operating assets and liabilities	0.2	4.4
Net Cash provided by operating activities	28.3	18.4

Net Cash (used for) provided by investing activities	(7.0)	3.1

Cash flows before financing activities	21.3	21.5

Net Cash used for financing activities	(36.4)	(44.9)

Effect of exchange rate changes on cash	0.8	1.6

Net decrease in cash	(14.3)	(21.8)
Cash, beginning of period	29.1	50.8
Cash, end of period	$14.8	$29.0

EXHIBIT 5
Adjusted EBITDA as defined by Credit Agreements
(in millions)

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2010	2009	2010	2009

Net income (loss)	$(0.1)	$(9.0)	$(0.3)	$(25.3)

EBITDA Adjustments:
Depreciation	1.5	1.5	4.6	4.8
Amortization	4.1	5.1	12.2	15.8
Restructuring and other related costs	-	1.0	2.0	4.6
Share-based compensation	0.7	1.5	2.4	3.5
Net interest expense and write-off of deferred financing costs	7.8	10.8	23.2	28.1
Currency gain (loss)	1.3	2.6	(1.7)	1.7
Income tax benefit	(2.0)	(2.1)	(1.5)	(1.6)
(Gain) loss on sale of assets	-	(0.7)	0.3	(0.5)
Change in accounting estimate	-	-	-	0.9
	13.4	19.7	41.5	57.3

Adjusted EBITDA based on credit agreement	13.3	10.7	41.2	32.0

Net Sales	55.4	45.6	163.7	141.6

Adjusted EBITDA Margin(1)	24.0%	23.3%	25.2%	22.6%

(1) Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA into Net Sales. These calculations were performed on the actual results and not rounded figures.

CONTACT:
X-Rite, Incorporated
Rajesh K. Shah, CFO
616-803-2143
rshah@xrite.com